                                                                    Exhibit 99.1

--------------------------------------------------------------------------------
[LITTELFUSE LOGO]              N E W S
--------------------------------------------------------------------------------
                               Littelfuse, Inc.
                               -------------------------------------------------
NEWS RELEASE                   800 East Northwest Highway  Des Plaines, IL 60016
                               -------------------------------------------------
                               (847) 824-1188 - (847) 391-0894 - FAX #
                               -------------------------------------------------

CONTACT:  PHIL FRANKLIN,
VICE PRESIDENT, OPERATIONS SUPPORT & CFO (847) 391-0566


               LITTELFUSE REPORTS THIRD QUARTER FINANCIAL RESULTS

         DES PLAINES, ILLINOIS, NOVEMBER 2, 2006 - Littelfuse, Inc. (NASDAQ/NGS:LFUS) today reported results for the third quarter of 2006.

Third Quarter Highlights

- Sales of $143.4 million for the third quarter of 2006 were up 17% compared to the prior-year quarter. Sales increased in all geographic areas, with particular strength in Asia. Electronics end-markets were the primary contributors to the growth, while the electrical business grew modestly and automotive was flat.

- Diluted earnings per share were $0.42 for the third quarter of 2006 compared to $0.17 per diluted share for the third quarter of 2005. Earnings for the third quarter of 2006 included pre-tax charges of $3.9 million (or approximately $0.12 per share after tax) related to the last phase of the Heinrich consolidation. These charges included $2.3 million of accrued employee-related cost pursuant to contract obligations and $1.6 million of non-cash asset impairment charges.

- The effective tax rate for the third quarter of 2006 was 22%, due to a $1.2 million favorable tax reserve adjustment that reduced the effective tax rate by 10 percentage points.

- Adjusted diluted earnings per share (see Supplemental Information schedule) were $0.48. This excludes the Heinrich charges and the one-time tax benefit mentioned above.

- Adjusted operating margin (see Supplemental Information schedule) was 11.3% for the third quarter of 2006, compared to adjusted operating margin of 8.1% for the third quarter of 2005 and adjusted operating margin of 12.4% for the second quarter of 2006.

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Page 2

- Another strong cash flow quarter brought year-to-date cash flow from operating activities to $54.4 million. This has more than funded the $14.1 million in capital expenditures and four acquisitions totaling $37.6 million. Cash flow for the year 2006 is expected to be a Littelfuse record.

- The book-to-bill ratio for electronics for the third quarter of 2006 was .91. This is down from 1.03 for the second quarter and 1.17 for the first quarter.

- Overall capacity utilization for electronics held steady at about 85%, with Teccor also continuing at about 85%.

Third Quarter Operating Results

         The strong sales growth for the quarter and year to date has been driven largely by the electronics business, which has performed well across all geographies and all end-markets. However, the declining electronics book-to-bill ratio indicates that these markets are slowing down. The electrical business continues to grow steadily, while automotive has weakened and was flat for the quarter.

         "It was another good quarter for Littelfuse," said Gordon Hunter, Chief Executive Officer. "We posted solid financial results and made excellent progress on integrating our recent acquisitions and transitioning several manufacturing operations to Asia. However, it is now becoming clear that our electronic sales growth of 22% so far this year has outpaced the end-market growth and resulted in some inventory build at distributors, contract manufacturers and OEMs. Thus, the inventory correction, which we mentioned as a possibility three months ago, now seems more certain."

         "As expected, our adjusted operating margin for the third quarter declined sequentially due to higher commodity prices, as well as higher costs related to acquisition integration and plant and warehouse consolidation activities," said Phil Franklin, Chief Financial Officer. "We have implemented price increases that will partially offset the higher commodity prices, but because of existing contracts, some of the largest increases will not take effect until early next year."

         "The next few quarters will be bumpy as we work through the electronics inventory correction and complete a number of acquisition integrations and manufacturing transitions," said Hunter.

Fourth Quarter Outlook

     - Fourth quarter sales now look like they will be down at least 10% sequentially, and maybe as much as 15%, reflecting an electronics inventory correction on top of the normal fourth quarter seasonal decline.

     - At these sales levels, earnings per share would be expected to be in the $0.18 to $0.25 range, reflecting negative operating leverage, continued costs related to acquisition integrations and manufacturing transitions and a temporary increase in the tax rate to 36-38%.


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Page 3

         "As we look out past the next few quarters, our future still looks bright," said Hunter. "Our growth strategies are firmly in place and we have a clear plan to achieve our long-term operating margin target of 15%. Barring a more protracted slowdown than we currently see, we still believe that earnings of $2.00 per share is within reach for 2007."


Conference Call Webcast Information

         Littelfuse will host a conference call today, Thursday, November 2, 2006 at 10:00 a.m. Eastern/ 9:00 a.m. Central time to discuss the third quarter results. The call will be broadcast live over the Internet and can be accessed through the company's Web site: www.littelfuse.com. Listeners should go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software. The call will be available for replay through December 31, 2006 and can be accessed through the Web site listed above.

About Littelfuse

         As the worldwide leader in circuit protection products and solutions with annual sales of $467.1 million in 2005, the Littelfuse portfolio is backed by industry leading technical support, design and manufacturing expertise. Littelfuse products are vital components in virtually every product that uses electrical energy, including automobiles, computers, consumer electronics, handheld devices, industrial equipment, and telecom/datacom circuits. Littelfuse offers Teccor(R), Wickmann(R) and Pudenz(R) brand circuit protection products. In addition to its Des Plaines, Illinois, world headquarters, Littelfuse has sales, distribution, manufacturing and engineering facilities in Brazil, China, England, Germany, Hong Kong, India, Ireland, Japan, Korea, Mexico, the Netherlands, the Philippines, Singapore, Taiwan and the U.S.

         For more information, please visit Littelfuse's Web site at www.littelfuse.com.


--------------------------------------------------------------------------------
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995.
Any forward looking statements contained herein involve risks and uncertainties, including, but not limited to, product demand and market acceptance risks, the effect of economic conditions, the impact of competitive products and pricing, product development and patent protection, commercialization and technological difficulties, capacity and supply constraints or difficulties, exchange rate fluctuations, actual purchases under agreements, the effect of the company's accounting policies, labor disputes, restructuring costs in excess of expectations and other risks which may be detailed in the company's Securities and Exchange Commission filings.
--------------------------------------------------------------------------------



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                                LITTELFUSE, INC.
                         Sales by Geography and Market*
                              (Dollars in millions)



                              THIRD QUARTER                    YEAR-TO-DATE
                     -----------------------------     -----------------------------
                      2006       2005     % CHANGE      2006       2005     % CHANGE
                      ----       ----     --------      ----       ----     --------
GEOGRAPHY
Americas             $ 55.4     $ 51.3          8%     $167.9     $150.9         11%
Europe                 27.9       23.6         18%       84.7       75.0         13%
Asia-Pacific           60.1       47.4         27%      154.4      125.8         23%
                     ------     ------     ------      ------     ------     ------

         TOTAL       $143.4     $122.3         17%     $407.0     $351.7         16%
                     ======     ======     ======      ======     ======     ======


                              THIRD QUARTER                    YEAR-TO-DATE
                     -----------------------------     -----------------------------
                      2006       2005     % CHANGE      2006       2005     % CHANGE
                      ----       ----     --------      ----       ----     --------
MARKET
Electronics          $101.1     $ 80.8         25%     $279.9     $228.6         22%
Automotive             30.2       30.1          0%       92.8       90.8          2%
Electrical             12.1       11.4          6%       34.3       32.3          6%
                     ------     ------     ------      ------     ------     ------

         TOTAL       $143.4     $122.3         17%     $407.0     $351.7         16%
                     ======     ======     ======      ======     ======     ======



* Certain prior year amounts have been reclassified to conform to the current year presentation. Amounts exclude Efen.



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                                LITTELFUSE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands, unaudited)

                                                                 SEPTEMBER 30, 2006      December 31, 2005
                                                                 ------------------      -----------------
ASSETS:
Cash and cash equivalents ....................................        $ 42,889               $ 21,947
Receivables ..................................................          99,929                 80,303
Inventories ..................................................          66,187                 63,423
Current deferred tax asset ...................................          12,960                 11,927
Assets held for sale (Efen) ..................................               -                 17,633
Other current assets .........................................          11,523                  7,936
                                                                      --------               --------

Total current assets .........................................         233,488                203,169

Property, plant, and equipment, net ..........................         128,864                125,493
Intangible assets, net .......................................          32,042                 14,742
Goodwill .....................................................          63,051                 54,440
Investments ..................................................           5,422                  5,590
Long-term deferred tax asset .................................          11,360                      -
Other assets .................................................             860                    497
                                                                      --------               --------

    Total assets .............................................        $475,087               $403,931
                                                                      ========               ========

LIABILITIES AND SHAREHOLDERS' EQUITY:

Accounts payable .............................................        $ 26,672               $ 20,457
Accrued payroll ..............................................          22,960                 20,128
Accrued expenses .............................................           9,665                  8,141
Accrued severance ............................................          28,245                  7,866
Accrued income tax ...........................................          23,498                  9,920
Liabilities held for sale (Efen) .............................               -                  6,722
Current portion of long-term debt ............................          25,927                 26,682
                                                                      --------               --------

Total current liabilities ....................................         136,967                 99,916

Long-term debt ...............................................           1,863                      -
Long-term deferred tax liability .............................               -                  1,879
Accrued post-retirement benefits .............................          21,082                 19,268
Other long-term liabilities ..................................           5,368                  5,658
Minority interest ............................................             143                    144
Shareholders' equity .........................................         309,664                277,066
                                                                      --------               --------
   Total liabilities and shareholders' equity ................        $475,087               $403,931
                                                                      ========               ========

Common shares issued and outstanding
    of 22,389,992 and 22,229,288,
    at September 30, 2006, and December 31, 2005, respectively


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                                LITTELFUSE, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                (in thousands, except per share data, unaudited)


                                                 For the Three Months Ended    For the Nine Months Ended
                                                 --------------------------    -------------------------
                                                   SEPT 30,        Oct 1,        SEPT 30,        Oct 1,
                                                   --------        ------        --------        ------
                                                     2006           2005          2006            2005
                                                     ----           ----          ----            ----
Net sales ...................................     $ 143,471      $ 122,266      $ 407,023      $ 351,716
Cost of sales ...............................        96,386         87,957        283,849        245,069
                                                  ---------      ---------      ---------      ---------
Gross profit ................................        47,085         34,309        123,174        106,647
Selling, general and administrative
    expense .................................        29,174         25,513         83,595         74,512
Research and development expenses ...........         4,634          4,257         14,099         12,782
Amortization of intangibles .................           909            436          2,020          1,501
                                                  ---------      ---------      ---------      ---------
Total operating expense .....................        34,717         30,206         99,714         88,795
Operating income ............................        12,368          4,103         23,460         17,852
Interest expense ............................           480            587          1,252          1,628
Other income ................................          (117)        (2,988)        (1,627)        (3,215)
                                                  ---------      ---------      ---------      ---------
Earnings from continuing
    operations before minority interest
    and income taxes ........................        12,005          6,504         23,835         19,439

Minority interest ...........................             -            (40)             -            (38)
Income taxes ................................         2,645          3,423          5,243          7,756
                                                  ---------      ---------      ---------      ---------
Earnings from continuing operations .........         9,360          3,121         18,592         11,721
Discontinued operations (net of tax) ........             -            650            588            746
                                                  ---------      ---------      ---------      ---------
Net income ..................................     $   9,360      $   3,771      $  19,180      $  12,467
                                                  =========      =========      =========      =========
Net income per share:
    Basic:
        Continuing operations ...............     $    0.42      $    0.14      $    0.83      $    0.52
                                                  =========      =========      =========      =========
        Discontinued operations .............     $       -      $    0.03      $    0.03      $    0.04
                                                  =========      =========      =========      =========
        Net income ..........................     $    0.42      $    0.17      $    0.86      $    0.56
                                                  =========      =========      =========      =========

    Diluted:
        Continuing operations ...............     $    0.42      $    0.14      $    0.82      $    0.52
                                                  =========      =========      =========      =========
        Discontinued operations .............     $       -      $    0.03      $    0.03      $    0.03
                                                  =========      =========      =========      =========
        Net income ..........................     $    0.42      $    0.17      $    0.85      $    0.55
                                                  =========      =========      =========      =========

Weighted average shares and equivalent
    shares outstanding:
    Basic ...................................        22,347         22,441         22,308         22,449
                                                  =========      =========      =========      =========
    Diluted .................................        22,504         22,626         22,440         22,671
                                                  =========      =========      =========      =========


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                                LITTELFUSE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands, unaudited)


                                                          For the Three Months Ended   For the Nine Months Ended
                                                          --------------------------   -------------------------
                                                             SEPT 30,       Oct 1,       SEPT 30,       Oct 1,
                                                             --------       ------       --------       ------
                                                               2006          2005          2006          2005
                                                               ----          ----          ----          ----
Operating activities:
Net income .............................................     $  9,360      $  3,771      $ 19,180      $ 12,467
Adjustments to reconcile net income to net
     cash provided by operating activities:
     Depreciation ......................................        8,299         7,547        23,199        21,699
     Amortization ......................................          909           496         2,020         1,590
     Stock-based compensation ..........................        1,199             -         3,903             -
Changes in operating assets and liabilities:
     Accounts receivable ...............................       (3,292)       (2,618)      (13,914)       (9,053)
     Inventories .......................................         (104)        1,894           392         6,845
     Accounts payable and accrued expenses .............         (805)        3,236        18,686        (5,998)
     Prepaid expenses and other ........................           98           796           900          (218)
                                                             --------      --------      --------      --------
Net cash provided by operating activities ..............       15,664        15,122        54,366        27,332

Cash used in investing activities:
     Purchases of property and equipment ...............       (4,716)       (4,979)      (14,116)      (21,943)
     Acquisitions of businesses ........................       (6,116)         (398)      (37,642)       (1,417)
     Sale of Efen ......................................            -             -        11,574             -
                                                             --------      --------      --------      --------
Net cash used in investing activities ..................      (10,832)       (5,377)      (40,184)      (23,360)

Cash provided by (used in) financing activities:
     Proceeds from long-term debt ......................       12,415        19,729        35,273        46,680
     Payments of long-term debt ........................      (10,637)      (23,901)      (35,935)      (40,114)
     Proceeds from repayment of notes
         receivable, common stock ......................            -             -             7         3,533
     Proceeds from exercise of stock options ...........        1,607         3,075         5,984         3,750
     Excess tax benefit on share-based
         compensation ..................................          408             -           408             -
     Purchase of treasury stock ........................         (652)       (6,761)         (652)       (9,960)
                                                             --------      --------      --------      --------
Net cash provided by (used in) financing activities ....        3,141        (7,858)        5,085         3,889

Effect of exchange rate changes on cash ................          136          (201)        1,675        (2,111)
                                                             --------      --------      --------      --------
Increase in cash and cash equivalents ..................        8,109         1,686        20,942         5,750

Cash and cash equivalents at beginning
     of period .........................................       34,780        32,647        21,947        28,583
                                                             --------      --------      --------      --------

Cash and cash equivalents at end of
     period ............................................     $ 42,889      $ 34,333      $ 42,889      $ 34,333
                                                             ========      ========      ========      ========


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                                LITTELFUSE, INC.
                            SUPPLEMENTAL INFORMATION
                (in thousands, except per share data, unaudited)


                                                        Sept 30, 2006       Oct 1, 2005        July 1, 2006
                                                        -------------       -----------        ------------
Net sales ........................................        $ 143,471          $ 122,266          $ 137,941
Cost of sales ....................................           96,386             87,957            106,652
    Special charges (1) ..........................           (2,161)            (4,798)           (17,076)
                                                          ---------          ---------          ---------
Adjusted cost of sales ...........................           94,225             83,159             89,576

Adjusted gross profit ............................           49,246             39,107             48,365
    % of sales ...................................             34.3%              32.0%              35.1%

Selling, general and administrative expenses* ....           29,174             25,513             28,599
    Special charges (2) ..........................           (1,730)            (1,035)            (2,764)
                                                          ---------          ---------          ---------

Adjusted selling, general and administrative
    expenses .....................................           27,444             24,478             25,835

Adjusted operating expenses ......................           32,987             29,171             31,216
                                                          ---------          ---------          ---------
    % of sales ...................................             23.0%              23.9%              22.6%

Adjusted operating income ........................           16,259              9,936             17,149
    % of sales ...................................             11.3%               8.1%              12.4%

Interest/other ...................................              363             (2,441)              (580)
   Gain on sale of LCFab equity investment........                -              1,400                  -
                                                          ---------          ---------          ---------
Adjusted interest/other ..........................              363             (1,041)              (580)

Adjusted income before tax .......................           15,896             10,977             17,729

Income tax expense ...............................            5,087              3,842              6,205
                                                          ---------          ---------          ---------
   Effective rate ................................             32.0%              35.0%              35.0%

Adjusted net income ..............................        $  10,809          $   7,135          $  11,524
                                                          =========          =========          =========

Adjusted earnings per share ......................        $    0.48          $    0.32          $    0.51
                                                          =========          =========          =========

Diluted shares ...................................           22,504             22,626             22,693
                                                          ---------          ---------          ---------


Note: The company believes that adjusted operating income is more indicative of the company's ongoing operating performance than GAAP operating income since it excludes charges that are related to closure of legacy operations.

* Selling, general and administrative expenses includes stock-based compensation expense of $1,199 and $1,251 for the period ended September 30, 2006 and July 1, 2006, respectively.

Special Charges:

(1) Special charges relate to asset write-downs and accrued employee-related cost pursuant to contract obligations for the period ended September 30, 2006, Ireland severance for the period ended October 1, 2005 and Ireland severance for the period ended July 1, 2006.

(2) Special charges relate to asset write-downs and accrued employee-related cost pursuant to contract obligations for the period ended September 30, 2006, an accounts receivable write-down related to Delphi Corporation's bankruptcy filing for the period ended October 1, 2005 and a Heinrich real estate write-down for the period ended July 1, 2006.

                                      # # #